EXHIBIT 10.1

                                     FORM OF
                                     -------
                        RESTRICTED STOCK AWARD AGREEMENT
                        --------------------------------

This Restricted Stock Award Agreement ("Agreement"), dated [DATE], is between Ulticom, Inc., a New Jersey corporation (the "Company"), and [GRANTEE] ("Employee").

                                   WITNESSETH:

           WHEREAS, the Company has adopted the Ulticom, Inc. [YEAR OF PLAN] Stock Incentive Compensation Plan, as the same may be amended or restated (the "Plan"); and

           WHEREAS, capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Plan;

           NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1    RESTRICTED STOCK

1.1  Grant of Restricted Stock.

(a) Pursuant to the provisions of the Plan, the Stock Option Committee of the Board of Directors of the Company (the "Committee") hereby awards to the Employee, on the date hereof (the "Date of Grant"), subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, [NUMBER OF] shares of Common Stock (the "Restricted Stock"). If and when the restrictions set forth in Paragraph 1.2 expire in accordance with the terms of this Agreement without forfeiture of the Restricted Stock, and upon the satisfaction of all other applicable conditions as to the Restricted Stock, such shares shall no longer be considered Restricted Stock for purposes of this Agreement.

(b) As soon as practicable after the Date of Grant, the Company shall direct that a stock certificate or certificates representing shares of Restricted Stock be registered in the name of and issued to the Employee. Such certificate or certificates shall be held in the custody of the Company or its designee until such shares no longer are considered Restricted Stock.

(c) On or before the issuance of the stock certificate or certificates representing the Restricted Stock, the Employee shall deliver to the Company stock powers endorsed in blank relating to the Restricted Stock, in a form provided by the Company. Employee irrevocably appoints the Company and each of its officers, employees and agents as his true and lawful attorneys with power (i) to sign in Employee's name and on Employee's behalf stock certificates and stock powers covering the Restricted Stock and such other documents and instruments as the Committee deems necessary or desirable to carry out the terms of this Agreement and (ii) to take such other action as the Committee deems necessary or desirable to effectuate the terms of this Agreement. This power, being coupled with an interest, is irrevocable. Employee agrees to execute such other stock powers and documents as may be reasonably requested from time to time by the Committee to effectuate the terms of this Agreement.

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(d)  Each certificate of the Restricted Stock shall bear the following legend
     (the "Legend"):

          "The ownership and transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Ulticom, Inc. [YEAR OF PLAN] Stock Incentive Compensation Plan and a Restricted Stock Award Agreement entered into between the registered owner and Ulticom, Inc. Copies of such Plan and Agreement are on file in the executive offices of Ulticom, Inc."

     In addition, the stock certificate or certificates for the Restricted Stock shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or securities association upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be placed on such certificate or certificates to make appropriate reference to such restrictions.

(e) As soon as administratively practicable following the applicable Vesting Date (as defined in Paragraph 1.3), and upon the satisfaction of all other applicable conditions as to such Vested Percentage (as defined in Paragraph 1.3) of Restricted Stock, including, but not limited to, the payment by the Employee of all applicable withholding taxes, the Company shall deliver or cause to be delivered to the Employee a certificate or certificates for the applicable shares of Restricted Stock which shall not bear the Legend.

1.2  Restrictions.

(a) The Employee shall have all rights and privileges of a stockholder as to the Restricted Stock, including the right to vote and receive dividends or other distributions with respect to the Restricted Stock, except that the following restrictions shall apply:

     (i) the Employee shall not be entitled to delivery of the certificate or certificates for the Vested Percentage of shares of Restricted Stock until the applicable Vesting Date and upon the satisfaction of all other applicable conditions;

     (ii) shares of Restricted Stock may not be sold, pledged, assigned, transferred, or otherwise encumbered or disposed of for any reason until the applicable Vesting Dated;

     (iii) all shares of Common Stock distributed as a dividend or distribution, if any, with respect to shares of Restricted Stock prior to the applicable Vesting Date shall be delivered to and held by the Company and subject to the same restrictions as the shares of Restricted Stock in respect of which the dividend or distribution was made; and

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     (iv) all unvested shares of Restricted Stock shall be forfeited and returned to the Company and all rights of the Employee with respect to such shares shall terminate in their entirety on the terms and conditions set forth in Paragraph 1.4.

(b) Any attempt to dispose of unvested shares of Restricted Stock or any interest in such shares in a manner contrary to the restrictions set forth in this Agreement shall be void and of no effect.

1.3 Vesting. Subject to the provisions contained in Paragraphs 1.4, 1.5 and 1.6, the restrictions set forth in Paragraph 1.2 with respect to shares of Restricted Stock shall apply for a period beginning on the Date of Grant and ending on the fourth anniversary of the Date of Grant; provided, however, the applicable percentage of shares of Restricted Stock awarded hereunder (the "Vesting Percentage") shall be deemed vested and no longer subject to restriction under Paragraph 1.2 or forfeiture under Paragraph 1.4 on the applicable vesting date ("Vesting Date") in accordance with the following schedule:

           Vesting Date                          Vested Percentage
           ------------                          -----------------

           [SECOND YEAR ANNIVERSARY]                   50%

           [THIRD YEAR ANNIVERSARY]                    75%

           [FOURTH YEAR ANNIVERSARY]                  100%

1.4  Acceleration; Forfeiture.

(a) If Employee's employment with the Company is terminated due to Employee's death or Disability, then Employee will be entitled to the immediate full vesting on the date of termination of all shares of Restricted Stock.

     For purposes of this Agreement, "Disability" means the inability of Employee to properly perform his duties in the employ of the Company by reason of any physical or mental incapacity, in either case for a period of more than one hundred eighty (180) consecutive days, or two hundred ten
     (210) days in the aggregate in any twelve (12) month period. Whether Employee has a Disability will be determined by the Board of Directors (the "Board") of the Company in its sole discretion.

(b) If Employee's employment terminates for any reason other than as set forth in Paragraph 1.4(a) above, all unvested shares of Restricted Stock shall be forfeited by Employee as of the date of termination. In the event of any such forfeiture, all such forfeited shares of Restricted Stock shall become the property of the Company and the certificate or certificates representing such shares of Restricted Stock shall be returned immediately to the Company.

1.5  Withholding.

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(a)  The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Employee with respect to the Restricted Stock.

(b) The Employee shall be required to meet any applicable tax withholding obligation in accordance with the provisions of the Plan.

(c) The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to the use of shares of Common Stock to satisfy tax withholding obligations as it deems necessary or appropriate to facilitate and promote the conformity of the Employee's transactions under the Plan and this Agreement with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if such Rule is applicable to a transaction by the Employee.

1.6 Committee's Discretion. Notwithstanding any provision of this Agreement to the contrary, the Committee shall have discretion to waive any forfeiture of the Restricted Stock and any other conditions set forth in this Agreement.

2    REPRESENTATIONS OF THE EMPLOYEE

The Employee hereby represents to the Company that the Employee has read and fully understands the provisions of this Agreement and the Plan, and the Employee acknowledges that the Employee is relying solely on his or her own advisors with respect to the tax consequences of this award.

3    NOTICES

All notices or communications under this Agreement shall be in writing, addressed as follows:

To the Company:

          Shari Ness
          General Counsel
          c/o Ulticom, Inc.
          1020 Briggs Road
          Mt. Laurel, NJ  08054
          Direct Fax: 856.638.2545

To the Employee:

         [EMPLOYEE CONTACT INFORMATION]

Any such notice or communication shall be (a) delivered by hand (with written confirmation of receipt) or sent by a nationally recognized overnight delivery service (receipt requested) or (b) be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt shall determine the time at which notice was given.

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4    ASSIGNMENT; BINDING AGREEMENT

This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Employee and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Employee.

5    ENTIRE AGREEMENT; AMENDMENT

This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, except that the provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. This Agreement may be amended by the Committee without the consent of the Employee except in the case of an amendment adverse to the Employee, in which case the Employee's consent shall be required.

6    GOVERNING LAW

This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of New York other than the conflict of laws provisions of such laws.

7    SEVERABILITY

Whenever possible, each provision in this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement shall remain in full force and effect.


8    NO RIGHT TO CONTINUED EMPLOYMENT OR PARTICIPATION; EFFECT ON OTHER PLANS

This Agreement shall not confer upon the Employee any right with respect to continued employment by the Company, a Subsidiary or Affiliate, nor shall it interfere in any way with the right of the Company a Subsidiary or Affiliate to terminate the Employee's employment at any time. Payments received by the Employee pursuant to this Agreement shall not be included in the determination of benefits under any pension, group insurance or other benefit plan of the Company or any Subsidiaries or Affiliate in which the Employee may be enrolled or for which the Employee may become eligible, except as may be provided under the terms of such plans or determined by the Board.

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9    NO STRICT CONSTRUCTION

No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, this Agreement or any rule or procedure established by the Committee.

10   USE OF THE WORD "EMPLOYEE"

Wherever the word "Employee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock may be transferred by will or the laws of descent and distribution, the word "Employee" shall be deemed to include such person or persons.

11   FURTHER ASSURANCES

The Employee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements (including, without limitation, stock powers with respect to shares of Common Stock issued as a dividend or distribution on Restricted Stock) which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.



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           IN WITNESS WHEREOF, the parties have duly executed this Agreement, as of the day and year first above written.

ULTICOM, INC.

STOCK OPTION COMMITTEE



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EMPLOYEE

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